                                                          Exhibit 11

                             Cambridge Heart, Inc.
              Computation of Net Loss per Share-Basic and Diluted

                                                      For the three months ended
                                                               March 31,
                                                           1997          1998
                                                        ----------    ----------
Net Loss                                               $(1,483,442)  $(1,686,844)
                                                       ===========   ===========
Weighted average shares outstanding:

 a. Shares attributable to common stock outstanding     10,323,606    10,624,486
                                                       ===========   ===========
Net loss per share                                     $     (0.14)  $     (0.16)
                                                       ===========   ===========

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